TRUST AGREEMENT


                  TRUST AGREEMENT, between MSDW Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated July 7, 1999 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Terms Schedule attached hereto and the Standard Terms so incorporated by reference.

                  WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Units;

                  WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units; and

                  WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

                  WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Securities and other property identified in Schedule II to the Trust Agreement (the "Trust Property"); and

                  WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

                  NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having the terms specified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof and of the Standard Terms.

                  IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Terms Schedule attached hereto.

                               LASALLE BANK NATIONAL ASSOCIATION
                                   as Trustee on behalf of the Trust identified in Schedule I hereto, and not in its individual capacity



                               By: /s/ Brian D. Ames
                                   --------------------------
                                   Name:  Brian D. Ames
                                   Title: Vice President


                               MSDW STRUCTURED ASSET CORP.



                               By: /s/ John Kehoe
                                   --------------------------
                                   Name:  John Kehoe
                                   Title: Vice President



Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                               SATURNS Trust No. 2002-7

Date of Trust Agreement:             July 9,  2002

Trustee:                             LaSalle Bank National Association.
                                     References to Chase Bank of Texas, National
                                     Association in the Standard Terms shall be inapplicable.

Units:                               The Trust will issue two classes of Units:
                                     the Class A Units and the Class B Units.
                                     Only the Class A Units will be publicly
                                     offered.

Initial Unit Principal Balance
of the Class A Units:                $25,000,000

Initial Notional Amount
of the Class B Units:                $25,000,000

Issue Price of Units:                Class A Units:  100%

                                     Class B Units: $463,000

Number of Units:                     Class A Units:

                                     1,000,000 (Unit Principal Balance of $25 each)

                                     Class B Units:

                                     Initially, one (1) Unit representing 100% of the Notional Amount of the Class B Units

Minimum Denomination:                Class A Units:

                                     $25 and $25 increments in excess thereof.
                                     The minimum denomination specified in
                                     Section 5.01(a) of the Standard Terms shall not apply. Each $25 of Unit Principal Balance is a Unit.

                                     Class B Units:

                                     The entire Notional Amount of such class;
                                     provided, that, the Class B Units may be held in lesser Notional Amounts if acquired in connection with a purchase of less than 100% of the call rights under the Swap Agreement if the percentage of Class B Units (as a percentage of all Class B Units) acquired is equal to the percentage of call rights (as a percentage of all call rights) acquired. Such Class B Unit representing such percentage may be transferred (and subsequently transferred) in whole only unless transferred in connection with a transfer of a lesser amount of call rights under the Swap Agreement. The minimum denomination specified in Section 5.01(a) of the Standard Terms shall not apply.

Cut-off Date:                        July 9, 2002

Closing Date:                        July 9, 2002

Specified Currency:                  United States dollars

Business Day:                        New York, New York and Chicago, Illinois

Interest Rate:                       Class A Units:

                                     7.875% per annum on the basis of a 360 day year consisting of twelve 30 day months. During an extension period with respect to the securities, while interest will continue to accrue on the Unit Principal Balance at 7.875% per annum and interest will accrue on any deferred interest at 7.875% per annum.

Class B Unit Units:                  0.197% per annum on the basis of a 360 day
                                     year consisting of twelve 30 day months.
                                     During an extension period with respect to the securities, interest will continue to accrue on the Unit Notional Amount at 0.197% per annum and interest will accrue on any deferred interest at a rate equal to 8.125% per annum.

                                     The right of the Class A Units to interest is pari passu with the right of the Class B Units to interest.

                                     The Class B Units are also entitled to the Class B Unit Payment Obligation of the Swap Counterparty specified in Schedule III. Payment of the Class B Unit Payment Obligation shall result in a reduction of the Notional Amount of the Class B Units equal to the Class B Unit Corresponding Portion.

Interest Reset Period:               Not Applicable

Rating:                              Class A Units and Class B Units:

                                     Baa2 by Moody's

                                     BBB- by S&P

Rating Agencies:                     Moody's and S&P

Scheduled Final Distribution Date:   September 1, 2031. The Units will have the
                                     same final maturity as the Securities.

Prepayment/Redemption:               The Trust Property is subject to redemption
                                     in accordance with the terms of the
                                     Securities and as described in Schedule II and is subject to call in accordance with
                                     Schedule III. Any such call or redemption will cause a redemption of a corresponding portion of the Class A Units and a reduction in the Notional Amount of the Class B Units.

                                     If the rights under the Swap Agreement are partially exercised or if there is a partial redemption of the Securities, the Trustee will randomly select Units to be redeemed in full from the proceeds of such partial exercise of the Swap Agreement or partial redemption of the Securities.

Additional Distribution:             If any of the Securities are redeemed by
                                     the Security Issuer prior to July 9, 2007, each of the Class A Units being redeemed in connection with such redemption of
                                     Securities (or related exercise of the
                                     rights under the Swap Agreement) will
                                     receive a pro rata distribution from the proceeds of the redemption of the Securities remaining after payment of principal and interest on the Class A Units up to a maximum of $2.50 per Class A Unit.

Corporate Trust Office:              The definition of "Corporate Trust Office"
                                     in the Standard Terms shall not apply.

                                     The Corporate Trust Office shall be the
                                     Trustee's Asset-Backed Securities Trust
                                     Services Group having an office at 135 S.
                                     LaSalle Street, Suite 1625, Chicago,
                                     Illinois 60603 or such other addresses as the Trustee may designate from time to time by notice to the Unitholders, the Depositor, the Swap Counterparty and the Guarantor.

Swap Agreement:                      The ISDA Agreement referred to in Schedule
                                     III. In addition, in connection with an
                                     additional issuance of Units, any
                                     additional Swap Agreement entered into in connection therewith.

Swap Counterparty:                   Party A to the Swap Agreement referred to
                                     in Schedule III or any assignee thereof. In addition, in connection with an additional issuance of Units, Party A to any additional Swap Agreement or any assignee thereof.

                                     In the event that there is more than one
                                     Swap Counterparty at any time when a
                                     partial redemption of the Securities
                                     occurs, the Trustee shall randomly select which options under the Swap Agreements shall be selected for exercise or termination (and receipt of a Swap Termination Payment).

Guaranty:                            Morgan Stanley (the "Guarantor") shall
                                     guarantee the obligations of Morgan Stanley
                                     & Co. International Limited ("MSIL") for so long as MSIL is Party A to any Swap
                                     Agreement with the Trust.

Swap Notional Amount:                The notional amount specified in Schedule
                                     III.

Swap Payment Date:                   Not Applicable

Swap Rate:                           Not Applicable

Additional Swap Agreements:          In connection with an additional issuance
                                     of Units, the Depositor may arrange for the Trust to enter into an additional Swap
                                     Agreement with identical terms to those of the Swap Agreement entered into as of the Closing Date with an additional Swap
                                     Counterparty, except that such Swap
                                     Agreement may have a different Swap
                                     Counterparty, number of options, and
                                     premium amount than the Swap Agreement
                                     entered into on the Closing Date. The
                                     Rating Agency Condition must be satisfied with respect to such additional Swap
                                     Agreement.

Distribution Date:                   Each March 1 and September 1, commencing
                                     September 1, 2002.

                                     If any payment with respect to the
                                     Securities held by the Trust is not
                                     received by the Trustee by 12 noon (New
                                     York City time) on a Distribution Date, the corresponding distribution on the Units will not occur until the next Business Day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed.

Record Date:                         Each February 15 and August 15, regardless
                                     of whether such day is a Business Day.

Form:                                Global Security

Depositary:                          DTC

Trustee Fees and Expenses:           As compensation for and in payment of trust
                                     expenses related to its services hereunder other than Extraordinary Trust Expenses, the Trustee will receive Trustee Fees on each Distribution Date in the amount equal to $3,750. The Trustee Fee shall cease to accrue after termination of the Trust. The
                                     "Trigger Amount" with respect to
                                     Extraordinary Trust Expenses for the Trust is $25,000 and the Maximum Reimbursable
                                     Amount is $100,000. The Trustee Fee will be paid by the Expense Administrator. Expenses will be reimbursed by the Expense
                                     Administrator in accordance with the
                                     Expense Administration Agreement.

Expense Administrator:               The Depositor will act as Expense
                                     Administrator on behalf of the Trust
                                     pursuant to an Expense Administration
                                     Agreement, dated as of the date of the
                                     Trust Agreement (the "Expense
                                     Administration Agreement"), between the
                                     Depositor as Expense Administrator (the
                                     "Expense Administrator") and the Trust.

                                     The Expense Administrator will receive a fee equal to 0.06% per annum of the principal amount of the Securities held by the Trust as its fee, payable on the basis of a 360 day year consisting of twelve 30 day months. The Expense Administrator will be entitled to interest on any deferred fee amounts that would have been payable but for deferral of interest on the Securities at the rate of 8.125% per annum and any additional amounts available as interest on deferred interest with respect to the Securities after application of such amounts to the deferred interest payable on the Units. The Expense Administrator's fee is payable only from available interest receipts received with respect to the Securities after application of such receipts to payment of accrued interest on the Units and any Swap Termination Payments currently owing. The Expense Administrator will be entitled to its fee in connection with an exercise of the Options or a redemption of the Securities. The Expense Administrator will not be entitled to receive its fee from the proceeds of a termination other than in connection with an exercise of Options or a redemption of Securities.

                                     The Expense Administrator will be
                                     responsible for paying the Trustee Fee and reimbursing certain other expenses of the Trust in accordance with the Expense Administration Agreement.

Listing: The Depositor has applied to list the Class A Units on the New York Stock Exchange

ERISA Restrictions:                  None of the restrictions in the Standard
                                     Terms relating to the Employee Retirement
                                     Income Security Act of 1974, as amended, and related matters shall apply to the Class A Units.

                                     The restrictions shall apply to the Class B
                                     Units and no ERISA Benefit Plan may acquire an interest in the Class B Units.

Alternative ERISA Restrictions:      Not Applicable

Deemed Representations:              Not Applicable

QIB Restriction:                     Applicable to the Class B Units. Not
                                     applicable to the Class A Units.

Trust Wind-Up Event:                 The Trust Wind-Up Events specified in
                                     Sections 9.01(a), 9.01(c), 9.01(d), 9.01(f)
                                     and 9.01(h) shall not apply. The Trust Wind
                                     Events specified in Sections 9.01(b)
                                     (Security Default), 9.01(e) (Early
                                     Termination Date designated due to
                                     "illegality" or "tax event" under the Swap
                                     Agreement), 9.01(g) (Disqualified
                                     Securities), 9.01(i) (Excess Expense Event) shall apply. Pursuant to Section 9.01(j), the following events also shall constitute
                                     Trust Wind-Up Events: (i) redemption by the
                                     Security Issuer of all Securities held by the Trust and (ii) exercise of the call rights under the Swap Agreement as to all Securities held by the Trust.

                                     If (i) cash settlement applies under the Swap Agreement, (ii) a Trust Wind-Up Event has occurred in connection with the exercise of any Option under the Swap Agreement and (iii) the Selling Agent cannot obtain a bid for the Securities in excess of 100% of the aggregate Unit Principal Balance of the Class A Units and accrued interest on the Securities, then the Securities will not be sold, the Swap Counterparty's exercise of the call option will be rescinded (and the Swap Counterparty shall be entitled to exercise such options in the future) and any related Trust Wind-Up Event will be deemed not to have occurred.

Termination:                         If a Trust Wind-Up Event occurs, any
                                     Securities held by the Trust will be
                                     liquidated (by delivery to the Security
                                     Issuer in the event of a redemption).

                                     If a Trust Wind-Up Event occurs due to a redemption of the Securities by the Security Issuer or exercise of the call rights under the Swap Agreement as to all Securities held by the Trust, (i) amounts received as accrued interest on the Securities will be applied to the Class A Units and the Class B Units pro rata in proportion to the amount of accrued interest outstanding on each such Class,
                                     (ii) amounts received as principal or par on the Securities will be applied to the Unit Principal Balance of the Class A Units up to 100% of the Unit Principal Balance of each Class A Unit, and (iii) if prior to July 9, 2007, any amount received as a make-whole premium or redemption premium on the Securities will be applied to the Class A Units up to $2.50 per Class A Unit. Remaining accrued interest will be applied to the Expense Administrator's fee. Any remaining amounts (other than the Class B Unit Payment Obligation of the Swap Counterparty) will be paid to the Swap Counterparty as a Swap Termination Payment under the Swap Agreement. Amounts in respect of the Class B Unit Payment Obligation of the Swap Counterparty (as described in Schedule III) shall be paid to the Class B Units.

                                     If the Trust is terminated for any other reason, the proceeds of liquidation will be applied to redeem the Class A Units and the Class B Units. The Class A Units will have a claim on the proceeds of the liquidation equal to their aggregate Unit Principal Balance plus accrued interest. The Class B Units will have a claim on the proceeds of liquidation equal to the value calculated
                                     (x) by discounting each remaining scheduled payment at a rate of 8.125% (on the basis of a 360 day consisting of twelve 30 day months) and adding (y) accrued interest. If the proceeds of the liquidation is less than the combined claim amounts of the Class A Units and the Class B Units, the proceeds will be distributed in proportion to the claim amounts of the Class A Units and the Class B Units in full satisfaction of the claims of the Units. If the proceeds of liquidation exceed the claims of the Class A Units and the Class B Units, the excess will be paid to the Swap Counterparty as a Swap Termination Payment under the Swap Agreement.

Self-Tenders by Security Issuer:     The Trust will not participate in any
                                     self-tender by the Security Issuer for the Securities and the Trustee will not accept any instructions to the contrary from the Unitholders.

Terms of Retained Interest:          The Depositor retains the right to receive
                                     any and all interest that accrues on the Securities prior to the Closing Date. The
                                     Depositor will receive such accrued
                                     interest on the first Distribution Date for the Units and such amount shall be paid from the interest payment made with respect to the Securities on the first Distribution
                                     Date.

                                     The amount of the Retained Interest is
                                     $717,511.

                                     If a Security Default occurs on or prior to the first Distribution Date and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Securities.

Call Option Terms:                   Not Applicable.

Security Default:                    The definition of Security Default in the
                                     Standard Terms shall not apply. A "Security
                                     Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable
                                     Security Agreement and failure to pay the accelerated amount on the acceleration date; (ii) the failure of the Security
                                     Issuer (or the Security Guarantor on its behalf or under the Security Guaranty) to pay an installment of principal of, or any amount of interest due on, the Securities after the due date thereof and after the expiration of any applicable grace period;
                                     or (iii) the occurrence of any of the
                                     events of default under such Securities
                                     and/or Security Agreement relating to the insolvency or bankruptcy of the Security
                                     Issuer or the Security Guarantor.

Sale of Securities:                  If the Trust must sell the Securities it
                                     holds, the Trust will sell the Securities through the Selling Agent in accordance with Section 9.03(b) and the following terms. The Selling Agent must solicit at least three bids for all of the Securities held by the Trust. The Selling Agent must solicit at least three of such bids from registered broker-dealers of national reputation, but additional bids may be solicited from one or more financial institutions or other counterparties with credit worthiness acceptable to the Selling
                                     Agent in its discretion. The Selling Agent will, on behalf of the Trust, sell the Securities at the highest bid price received. The Selling Agent may not bid for the Securities.

                                     If cash settlement applies and if the Swap
                                     Counterparty exercises any of its Options other than in connection with a redemption of the Securities by the Security Issuer, a number of Securities corresponding to the number of Options exercised by the Swap Counterparty will be sold by the Selling Agent on behalf of the Trust.

                                     If the Selling Agent cannot obtain a bid for the Securities in excess of 100% of the aggregate Unit Principal Balance of the Class A Units to be redeemed and accrued interest on the Securities to be sold, then the Securities will not be sold, the Swap Counterparty's exercise will be rescinded (and the Swap Counterparty shall be entitled to exercise such Option(s) in the future) and any related Trust Wind-Up Event will be deemed not to have occurred.

Additional Issuance of Units:        Upon no less than 5 days' notice to the
                                     Trustee, the Depositor may deposit
                                     additional Securities at any time in
                                     exchange for additional Units in a minimum aggregate amount of $250,000 (with respect to the Class A Units issued ) and, if in excess of such amount, in a $25 integral multiple in excess thereof (with respect to the Class A Units issued). The principal amount of Securities deposited must be in the same ratio to the Unit Principal
                                     Balance (and Notional Amount with respect to the Class B Units) of the Units received for such deposit as the ratio of the aggregate principal amount of the
                                     Securities deposited on the Closing Date to the aggregate Unit Principal Balance (and aggregate Notional Amount with respect to the Class B Units) on the Closing Date. The
                                     Depositor must either arrange for the Swap
                                     Counterparty and the Trust to increase
                                     proportionally the notional amount under the Swap Agreement or arrange for an additional Swap Agreement to be entered into between the Trust and an additional
                                     Swap Counterparty. The Depositor must also arrange the issuance of Class B Units with a Notional Amount equal to the Unit
                                     Principal Balance being issued in
                                     connection with an additional issuance. Any accrued interest will be reflected in the price of the Securities and the Units. The
                                     Rating Agency Condition must be satisfied in connection with any such additional issuance.

Selling Agent:                       Morgan Stanley & Co. Incorporated.
                                     Notwithstanding any provision of the
                                     Standard Terms to the contrary, any sale of the Securities shall be conducted by and through the Selling Agent and not the Trustee.

Rating Agency Condition:             The definition of Rating Agencies Condition
                                     in the Standard Terms shall not apply.

                                     "Rating Agency Condition": With respect to any specified action or determination, means receipt of (i) oral or written confirmation by Moody's (for so long as the Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units; provided, however, that if the Rating Agency Condition specified herein is to be satisfied only with respect to Moody's or S&P, only clause (i) or clause (ii) shall be applicable. Such satisfaction may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

Eligible Account:                    The definition of "Eligible Account" in the
                                     Standard Terms shall not apply.

                                     "Eligible Account": A non-interest bearing account, held in the United States, in the name of the Trustee for the benefit of the Trust that is either (i) a segregated account or segregated accounts maintained with a Federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aa2 by Moody's, A-1+ and AA by S&P, and, if rated by Fitch, F1 and AA by Fitch at the time any amounts are held on deposit therein including when such amounts are initially deposited and all times subsequent or (ii) a segregated trust account or segregated accounts maintained as a segregated account or as segregated accounts and held by the Trustee in its Corporate Trust Office in trust for the benefit of the Unitholders.

Permitted Investments:               The following shall be a Permitted
                                     Investment in addition to the investments specified in the Standard Terms:

                                     Units of the Dreyfus Cash Management Fund
                                     Investor Shares or any other money market funds which are rated in the highest applicable rating category by each Rating Agency (or such lower rating if the Rating Agency Condition is satisfied).

Amendment of Trust Agreement:        Section 12.01(a) of the Standard Terms
                                     shall be replaced with the following:

                                     (a) The Trust Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Unitholders, upon delivery by the Depositor of an Opinion of Counsel acceptable to the Trustee to the effect that such amendment will not materially and adversely affect the interests of any holder of a Class of Units that is not voting with respect to such amendment pursuant to Section 12.01(b), for any of the following purposes: (i) to cure any ambiguity or defect or to correct or supplement any provision in the Trust Agreement which may be defective or inconsistent with any other provision in the Trust Agreement; (ii) to provide for any other terms or modify any other terms with respect to matters or questions arising under the Trust Agreement; (iii) to amend the definitions of Trigger Amount and Maximum Reimbursable Amount so as to increase, but not decrease, the respective amounts contained in such definitions or to otherwise amend or waive the terms of Section 10.05(b) in any manner which shall not adversely affect the Unitholders in any material respect; (iv) to amend or correct or to cure any defect with respect to the Trustee Fee or Expense Administrator's fee; (v) to evidence and provide for the acceptance of appointment under the Trust Agreement by a successor Trustee; or (vi) to add or change any of the terms of the Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust, including any amendment necessary to ensure the classification of the Trust as a grantor trust for United States federal income tax purposes; provided, however, that in the case of any amendment pursuant to any of clauses (i) through (vi) above, the Rating Agency Condition shall be satisfied with respect to such amendment. If more than one Class of Units has been issued under the Trust Agreement, the provisions of this
                                     Section 12.01(a) shall apply to each Class of Units that is not materially and adversely affected by such amendment.

                                     Section 12.01(c) shall be re-designated
                                     Section 12.01(d).

                                     Section 12.01(b) shall be re-designated
                                     Section 12.01(c).

                                     The following shall constitute Section
                                     12.01(b):

                                     (b) The Trust Agreement may be amended from time to time by the Depositor and the Trustee with the consent of a 100% of the outstanding Unit Principal Balance of each Class of Units materially and adversely affected thereby. The Rating Agency Condition shall be satisfied with respect to such amendment unless Units representing 100% of the Unit Principal Balance of all affected Units vote in favor of such amendment with notice that the Rating Agency Condition will not be satisfied.

                                     The following shall constitute Section
                                     12.01(e):

                                     (e) For purposes of this Section 12.01,
                                     Schedule III to any Trust Agreement and any Swap Agreements entered into in connection with any related Trust shall not be considered part of the Trust Agreement.
                                     Section 7.02 shall govern action taken
                                     under the Trust Agreement with respect to any amendments to such Swap Agreements.

Other Terms:                         The Trust shall not merge or consolidate
                                     with any other trust, entity or person and the Trust shall not acquire the assets of, or an interest in, any other trust, entity or person except as specifically contemplated herein.

                                     The Trustee shall provide to the
                                     Unitholders copies of any notices it
                                     receives with respect to a redemption of the Securities or an exercise of the call rights under the Swap Agreement and any other notices with respect to the Securities. Any such notice with respect to an exercise of call rights or redemption by the Security Issuer shall be sent at least 20 calendar days prior to the exercise date or redemption date, as applicable.

                                     The reference to "B2" in the definition of Certificate in the Standard Terms shall be replaced with "Exhibit B2".

                                     The reference to "Section 10.02(ix)" in the definition of Available Funds in the Standard Terms shall be replaced with "Section 10.02(a)(ix)".

                                     The reference to "Section 3.04" in the
                                     definition of Unit Account in the Standard
                                     Terms shall be replaced with "Section
                                     3.05".

                                     The transfer by the Depositor to the
                                     Trustee specified in Section 2.01(a) of the Standard Terms shall be in trust.

                                     Section 2.06 of the Standard Terms shall be incorporated herein by inserting "cash in an amount equal to the premium under the Swap Agreement and" after the phrase "constituting the Trust Property," therein.

                                     The reference to "calendar day" in the last sentence of Section 3.06 of the Standard Terms shall be replaced with "Business Day".

                                     Section 4.02(d) of the Standard Terms shall be incorporated herein by striking "and the Trustee on behalf of the Unitholders" from the first sentence of the second paragraph thereof.

                                     Section 5.03(c) of the Standard Terms shall be incorporated herein by striking "(if so required by the Trustee or the Unit Registrar)" from the first sentence thereof.

                                     Section 7.01(c)(i) of the Standard Terms shall be incorporated herein by replacing the first word thereof ("after") with "alter".

                                     Section 7.01(c) of the Standard Terms shall be incorporated herein by inserting "(i)" between "Securities" and "would" in the clause that begins "and provided, further," and adding at the end of the same sentence "and (ii) will not alter the classification of the Trust for Federal income tax purposes."

                                     Section 7.02 of the Standard Terms shall be incorporated herein by striking "(i) the Trustee determines that such amendment will not adversely affect the interests of the Unitholders and (ii)" from the first sentence thereof, inserting "on which it may conclusively rely" after "Opinion of Counsel" in such sentence, and striking "clause (ii)" from the second sentence of such Section.

                                     For the avoidance of doubt, Section 9.03(c) of the Standard Terms shall not be incorporated herein.

                                     Section 9.03(i) of the Standard Terms shall be incorporated herein by striking "or oral" after the phrase "at any time by" in the third sentence thereof.

                                     Clause (ix) of Section 10.02(a) shall not apply.

                                     Section 10.02(a)(x) of the Standard Terms shall be replaced with the following:

                                     (x) the Trustee shall have the power to
                                     sell the Securities and other Trust
                                     Property, in accordance with Article IX and XI, through the Selling Agent or, if the Selling Agent shall have resigned or declined to sell some or all of the Securities, any broker selected by the Trustee (at the direction of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement (including Termination Payments) or reimbursable to itself in respect of unpaid Extraordinary Trust Expenses and to use the proceeds thereof to make such payments after the distribution of funds or Trust Property to Unitholders. Any such broker shall be instructed by the Trustee to sell such Trust Property in a reasonable manner designed to maximize the sale proceeds.

                                     Section 10.05(b) of the Standard Terms
                                     shall be incorporated herein by replacing
                                     ", pursuant to the first sentence of this paragraph" with "the Trustee shall be indemnified by the Trust, however," in the last sentence thereof.

                                     Section 10.06(a) of the Standard Terms
                                     shall be incorporated herein by inserting
                                     "or association" after the word
                                     "corporation" in the second sentence
                                     thereof. Section 10.07(a) of the Standard
                                     Terms shall be incorporated herein by
                                     replacing "notice or resignation" with
                                     "notice of resignation" in the second
                                     sentence thereof and striking the last two sentences thereof.

                                     Section 10.10(b) of the Standard Terms
                                     shall be incorporated herein by inserting
                                     "The Trustee shall not be liable for the acts or omissions of any co-trustee." after the last sentence thereof.

                                     Section 10.14 of the Standard Terms shall be replaced with the following:

                                     SECTION 10.14. Non-Petition. Prior to the date that is one year and one day after all distributions in respect of the Units have been made, none of the Trustee, the Trust or the Depositor shall take any action, institute any proceeding, join in any action or proceeding or otherwise cause any action or proceeding against any of the others under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such Insolvency Law.

                                     Section 12.01(a) of the Standard Terms
                                     shall be incorporated herein by replacing
                                     "(v)" with "(vi)" in the last proviso
                                     thereof.

                                     Section 12.01(c) of the Standard Terms
                                     shall be incorporated herein by inserting
                                     ", provided at the expense of the party
                                     requesting such amendment," after "Opinion of Counsel".

                                     Section 12.05 of the Standard Terms shall be incorporated herein by striking "the Trustee and" in the last sentence of the second paragraph thereof.

                                     The reference to "its President, its
                                     Treasurer, or one of its Vice Presidents, Assistant Vice Presidents or Trust Officers" in the first sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                     The reference to "the proper officers" in the second sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                     The reference to "one of its authorized
                                     signatories" in the first sentence of
                                     Section 5.02(d) of the Standard Terms shall be replaced with "a Responsible Officer".

                                     The reference to the "Trust" in the first sentence of Section 5.08(b) of the Standard Terms shall be replaced with the "Trustee".

                                     References to D&P in the Standard Terms
                                     shall be incorporated as references to
                                     Fitch Inc. ("Fitch").

                                   Schedule II
                            (Terms of Trust Property)

Securities:                          DPL Capital Trust II 8.125% trust preferred
                                     capital securities due September 1, 2031

Security Issuer:                     DPL Capital Trust II

Security Guarantor:                  DPL Inc.

                                     The Security Guarantor will be considered the "Security Issuer" for purposes of determining whether the Security Issuer is an Eligible Issuer and whether the Securities are Disqualified Securities.

Guarantor Debentures:                The Security Guarantor's 8.125% junior
                                     subordinated debentures due September 1,
                                     2031. Such debentures are the only assets of the Security Issuer.

                                     In the event that the Guarantor Debentures are exchanged for the Securities or distributed in liquidation of the Security Issuer, the Guarantor Debentures shall be treated as the Securities for all purposes and the Security Guarantor shall be treated as the Security Issuer for all purposes. Such exchange or liquidation shall not be considered a redemption.

Principal Amount:                    $25,000,000

Security Rate:                       8.125%

Credit Ratings:                      Baa2 by Moody's

                                     BBB- by S&P

Listing:                             Not applicable

Security Agreement:                  As to the Securities, the Amended and
                                     Restated Trust Agreement, dated as of
                                     August 31, 2001, among the Security
                                     Guarantor as depositor, The Bank of New
                                     York, as property trustee (referred to
                                     herein as the property trustee and also as the "Security Trustee"), The Bank of New
                                     York (Delaware) as Delaware trustee, and two individual administrative trustees who are employees or officers affiliated with the Security Guarantor, as amended and supplemented from time to time. As to the Guarantor Debentures, the indenture dated as of August 31, 2001, between the Security
                                     Guarantor and The Bank of New York, as
                                     trustee, as supplemented by the First
                                     Supplemental Indenture dated August 31,
                                     2001, and as may be further supplemented or amended from time to time.

Form:                                Global

Currency of
Denomination:                        United States dollars

Acquisition Price by Trust:          $24,738,000

Security Payment Date:               Each March 1 and September 1

Original Issue Date:                 On or about August 31, 2001

                                     The Security Issuer offered to exchange the securities then issued for publicly registered securities and such offering closed on or about February 4, 2002.

Maturity Date:                       September 1, 2031

Sinking Fund Terms:                  Not Applicable

Redemption Terms:                    The Guarantor Debentures and the Securities
                                     may be redeemed at any time with the
                                     payment of a make-whole amount with at
                                     least 30 days notice and within 90 days of the occurrence of a "special event" with the payment of a "special event redemption make-whole amount" (as more fully described in the underlying indenture and trust agreement). The Guarantor Debentures may also be distributed in exchange for the Securities or in liquidation of the Issuer.
                                     In such event the Guarantor Debentures
                                     would become the Securities under the Trust
                                     Agreement.

CUSIP No.:/ISIN No.                  23330AAC4

Security Trustee:                    The Bank of New York

Guarantor Debenture Trustee:         The Bank of New York

Available Information
Regarding the Security Issuer
(if other than U.S.
Treasury obligations):               The Security Guarantor is subject to the
                                     informational requirements of the
                                     Securities Exchange Act of 1934, as
                                     amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the
                                     "Commission"). Such reports and other
                                     information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street,
                                     N.W., Washington, D.C. 20549 and at the
                                     following Regional Offices of the
                                     Commission: Woolworth Building, 233
                                     Broadway, New York, New York 10279, and
                                     Northwest Atrium Center, 500 West Madison
                                     Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington,
                                     District of Columbia 20549 at prescribed rates.

                                  Schedule III
                              (Call Option Confirm)

Date:  July 9, 2002

To:    SATURNS Trust No. 2002-7            From:     Morgan Stanley & Co.
                                                     International Limited

Attn:  Asset-Backed Securities Group       Contact:  Chris Boas
       SATURNS Trust No. 2002-7

Fax:   312-904-2084                        Fax:      212-761-0406

Tel:   312-904-9387                        Tel:      212-761-1395

Re: Bond Option Transaction. MS Reference Number SQ1GE

         The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between you and Morgan Stanley & Co. International Limited ("MSIL"), with Morgan Stanley & Co. Incorporated ("MS&Co."), as agent, on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement below.

         The definitions and provisions contained in the 1997 ISDA Government Bond Option Definitions as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation and this transaction shall be deemed a "Government Bond Option Transaction" for purposes of such definitions. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

         1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of the date hereof, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         2. The terms of the particular Transaction to which this Confirmation relates are as follows:

I. General Terms

Trade Date:                          June 20, 2002

Option Style:                        American

Option Type:                         Call

Buyer:                               MSIL ("Party A")

Seller:                              SATURNS Trust No. 2002-7 ("Party B")

Bonds:                               The obligation identified as follows:
                                     Bond Issuer:               DPL Capital Trust II
                                     Issue:                     8.125% trust preferred capital
                                                                securities due 2031
                                     CUSIP:                     23330AAC4
                                     Coupon:                    8.125%
                                     Maturity Date:             September 1, 2031
                                     Face Amount Purchased:     USD $25,000,000

                                     If the junior subordinated debentures
                                     underlying the Bonds are distributed to
                                     Party B as described in the prospectus for the Bonds, such underlying junior subordinated debentures shall be deemed to be the Bonds.

Premium:                             USD $62,500

Premium Payment Date:                July 9, 2002

Number of Options:                   25,000

Option Entitlement:                  USD 1,000 of face amount of the Bonds per Option.

Strike Price:                        (i) For any Exercise Date prior to July 9,
                                     2007, the redemption price of the Bonds
                                     including any make-whole amount (expressed
                                     as a percentage) subject to a maximum of
                                     110% of the face amount of the Bonds but
                                     exclusive of accrued interest or (ii) for
                                     any Exercise Date on or after July 9, 2007,
                                     100% of the face amount of the Bonds
                                     exclusive of accrued interest.


Calculation Agent:                   Party A

II. Exercise Terms

Automatic Exercise:                  Inapplicable

Exercise Period:                     Any Business Day from, and including, 9:00
                                     a.m. (New York time) on July 9, 2007, to,
                                     and including, the Expiration Time on the
                                     Expiration Date; provided, however, the
                                     Exercise Period shall also include any
                                     Business Day prior to July 9, 2007, if
                                     notice of redemption has been delivered by
                                     the Bond Issuer.

Exercise Date:                       For each Option exercised, the day during
                                     the Exercise Period on which that Option is
                                     exercised.

Rescission of Exercise (Cash         If Party B cannot  obtain a bid for the
Settlement Only):                    Bonds held by it in excess of the Strike
                                     Price together with accrued interest on the
                                     Bonds, then Party A's notice of exercise
                                     shall be rescinded and the Options for
                                     which notice of exercise was given shall
                                     continue in full force and effect without
                                     regard to such provision of notice.

Multiple Exercise:                   Applicable

Minimum Number of Options:           1

Written Confirmation of Exercise:    Applicable. Buyer shall give irrevocable
                                     exercise notice which may be given orally
                                     (including by telephone) during the
                                     Exercise Period but no later than the
                                     Notification Date. Buyer will execute and
                                     deliver a written exercise notice
                                     confirming the substance of such oral
                                     notice, however, failure to provide such
                                     written notice will not affect the validity
                                     of the oral notice.

Limitation on Rights of MSIL:        Buyer may, by written notice thereof to
                                     Seller, delegate its rights to provide a
                                     notice of exercise hereunder to a third
                                     party (the "Third Party"). Any such
                                     delegation will be irrevocable by Buyer
                                     without the written consent of the Third
                                     Party. Any such Third Party will have the
                                     same rights and obligations regarding
                                     providing notice of exercise hereunder as
                                     the Buyer had prior to such delegation.
                                     While any such delegation is effective,
                                     Seller will only recognize a notice of
                                     exercise that is provided by the Third
                                     Party.

Notification Date:                   (i) Any date at least 25 calendar days but
                                     not more than 60 calendar days prior to the
                                     Exercise Date, (ii) any date that is at
                                     least 10 calendar days prior to the
                                     Exercise Date if the Bond Issuer has
                                     provided notice of redemption or (iii) any
                                     date that is on or prior to the Exercise
                                     Date if the Bond Issuer provides less than
                                     15 calendar days' notice of its intention
                                     to redeem the Bonds.

Limited Right to Confirm Exercise:   Inapplicable

Expiration Date:                     September 1, 2028

Expiration Time:                     4:00 p.m. New York time

Business Days:                       New York and Chicago

III. Settlements:

Settlement:                          Cash Settlement if MSIL is Party A;
                                     otherwise Physical Settlement. Party A will
                                     notify Party B separately regarding the
                                     clearance system details for Physical
                                     Settlement.

Spot Price (Cash Settlement Only):   The cash proceeds received by Party B in
                                     connection with sale of the Bonds by Party
                                     B, excluding any amounts in respect of
                                     accrued interest. In the event of a
                                     redemption by the Bond Issuer, the
                                     redemption price paid by the Bond Issuer,
                                     excluding accrued interest.

Deposit of Bond Payment (Physical    Party A must  deposit the Bond Payment with
Settlement Only):                    the Trustee on the Business Day prior to
                                     the Exercise Date. The Bonds are to be
                                     delivered "free" to Party A.

Additional Payment Obligation of     To the Expense  Administrator (the "Expense
Party A:                             Administrator Payment Obligation"):

                                     If the Bond Issuer has not given notice of redemption in connection with the exercise of Options hereunder and if any such exercise is an exercise of less than all Options remaining unexercised hereunder,
                                     Party A shall pay to the Expense
                                     Administrator an amount equal to the
                                     present value of a stream of payments equal to $6,575 payable on each payment date for the Bonds until the maturity of the Bonds discounted at a rate of 6.0% per annum on the basis of a 360 day year consisting of twelve 30 day months from the date of such exercise until the Scheduled Final
                                     Distribution Date (as defined in the Trust
                                     Agreement), assuming for this purpose that the Trust (as defined in the Trust
                                     Agreement) is not terminated prior to the Scheduled Final Distribution Date, multiplied by the Option Entitlement multiplied by the number of Options exercised and divided by $25,000,000.

                                     To Party B for Payment on the Class B Units
                                     (the "Class B Unit Payment Obligation")

                                     Upon any exercise hereunder or upon any
                                     redemption of Bonds held by Party B by the Bond Issuer, Party A shall pay to Party B, for payment to the registered holder of the Class B Units, the present value of the Class B Unit Interest, calculated as the sum of (i) the amount of outstanding accrued interest in respect of the Class B
                                     Unit Corresponding Portion and (ii) the
                                     present value of the remaining scheduled payments (other than any accrued interest) in respect of the Class B Unit
                                     Corresponding Portion discounted at a rate of 8.125% per annum on the basis of a 360 day year consisting of twelve 30 day months.

Settlement Date:                     For Cash Settlement, as applicable, the
                                     Business Day of settlement of the sale of
                                     the Bonds by Party B or the Business Day of
                                     settlement of a redemption of Bonds by the
                                     Bond Issuer. For Physical Settlement, the
                                     Exercise Date.


         3. Additional Definitions.

         "Class B Unit" means the Class B Unit issued under the Trust Agreement.

         "Class B Unit Corresponding Portion" means the portion of the Class B Unit to be redeemed or corresponding notional amount reduction under the Trust Agreement in connection with an exercise hereunder or a redemption by the Bond Issuer.

          "Class B Unit Interest" means at any time and from time to time, the interest on the Class B Unit Corresponding Portion that would have accrued at the rate and in the manner specified in the Trust Agreement and would have been payable at the times specified in the Trust Agreement had (i) the rights to purchase the Bonds hereunder not been exercised and (ii) had no redemption by the Bond Issuer occurred. For the avoidance of doubt, Class B Unit Interest shall not include amounts actually paid on the Class B Units in connection with the exercise of the right to purchase the Bonds hereunder or a redemption by the Bond Issuer and the Class B Unit Interest shall not be construed to entitle the Class B Unit to any "double" payment of interest.

         "Trust Agreement" means the trust agreement dated as of the date hereof between the MSDW Structured Asset Corp. and LaSalle Bank National Association.

         4. Representations. Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A.

         5. Additional Termination Event. As set forth in the Agreement, a Trust Wind-Up Event will result in an Additional Termination Event under the Agreement with respect to which Party B shall be the Affected Party and this Transaction shall be an Affected Transaction.

         6. Swap Termination Payments. In the event an Early Termination Date is designated with respect to which this Transaction is an Affected Transaction, there shall be payable to Party A as a termination payment in lieu of the termination payment determined in accordance with Section 6(e) of the Agreement an amount equal to the excess (if any) of the sale proceeds (or redemption proceeds), excluding accrued interest, of the Bonds in excess of the Strike Price.

         7. Assignment. The rights under this Confirmation and the Agreement may be assigned at any time and from time to time in whole or in part; provided that the Rating Agency Condition (as defined in the Trust Agreement) is satisfied with respect to such assignment and any transfer. The transferee in any such assignment or transfer must be a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933.

         8.       Account Details.

Payments to Party A:                 Citibank, N.A., New York
                                     SWIFT BIC Code: CITIUS33
                                     ABA No.  021 000 089
                                     FAO: Morgan Stanley & Co. International
                                     Limited
                                     Account No. 3042-1519

Operations Contact:                  Barbara Kent
                                     Tel  212-537-1449
                                     Fax  212-537-1868

Payments to Party B:                 LaSalle Bank, Chicago, Illinois
                                     ABA No. 071 000 505
                                     Reference:  SATURNS 2002-7
                                     Unit Account / AC-2090067/
                                     Account No.: 67-9033-902

Operations Contact:                  Andy Streepey
                                     Tel: 312-904-9387
                                     Fax: 312-904-2084

         Please confirm that the foregoing correctly sets forth the terms of our agreement MS Reference Number SQ1GE by executing this Confirmation and returning it to us.

Best Regards,

MORGAN STANLEY & CO. INTERNATIONAL LIMITED


BY: /s/ Chris Boas
    --------------------------------
    Name:  Chris Boas
    Title: Attorney in fact

Acknowledged and agreed as of the date first written above:

SATURNS TRUST NO. 2002-7
BY:  LaSalle Bank National Association,
      solely as Trustee and not in its individual capacity.


BY: /s/ Brian D. Ames
    --------------------------------
    Name:  Brian D. Ames
    Title: Vice President


MORGAN STANLEY & CO. INCORPORATED hereby agrees to and acknowledges its role as agent for both parties in accordance with the Schedule to the Agreement.


BY: /s/ John Kehoe
    --------------------------------
    Name:  John Kehoe
    Title: Attorney in fact